SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                         Date of Report: August 23, 2002


               (Date of earliest event reported: August 20, 2002)


                                  DynTek, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                        1-11568                    95-4228470
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(State or other jurisdiction           (Commission                (IRS Employer
        of incorporation)              File Number)         Identification No.)





         18881 Von Karman Avenue, Suite 250, Irvine, CA                 92612
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(Address of principal executive offices)                             (Zip Code)





Registrant's telephone number, including area code (949) 798-7200





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ITEM 5.       OTHER EVENTS

On August 20, 2002, DynTek, Inc. ("DynTek") entered into a Stock Purchase and Settlement Agreement with DynCorp (the "Settlement Agreement"), its principal stockholder, pursuant to which each of DynTek and DynCorp agreed to settle all disputes between them, including those resulting from DynTek's acquisition by merger of DynCorp's former wholly-owned subisdiary, DynCorp Management
Resources, Inc., in December 2001 (the"Merger"). As part of the Settlement Agreement, DynCorp agreed to sell to DynTek 8,000,000 shares of DynTek Class B common stock at a price of $.625 per share, convert its remaining 10,336,663 shares of Class B common stock (constituting the balance of all outstanding Class B common stock) to DynTek Class A common stock, advance to DynTek a total of $5,000,000 to defray losses incurred by DynTek from its operations under the terms of a contract with the Commonwealth of Virginia acquired by DynTek in connection with the Merger, and provide a general release to DynTek and its affiliates from any and all claims that it might have against such persons. DynCorp also agreed to refrain from purchasing any additional DynTek securities, except as permitted under the terms of the Settlement Agreement, for a period of two years. Under the Settlement Agreement, DynTek agreed to pay for the Class B common stock shares acquired from DynCorp with a $5,000,000 principal unsecured, subordinated note maturing on January 2, 2007, bearing interest at 15%. DynTek also agreed to cancel a non-compete agreement between DynCorp and DynTek that had been negotiated as part of the Merger, institute certain changes in the way that DynTek manages its performance under its contract with the Commonwealth of Virginia, implement a restructuring of its executive compensation program, issue to DynCorp warrants to acquire 7,500,000 shares of Class A common stock exercisable for three years at $4.00 per share (the "Warrants"), grant demand registration rights with respect to the Warrants and DynCorp's Class A common stock shares (including those to be acquired upon Warrant exercise), and provide a general release to DynCorp and its affiliates from any and all claims that it might have against such persons.

Each party also agreed to refrain from commencing any litigation against the other, except to enforce the Settlement Agreement and the ancillary agreements. Effective August 20, 2002, the three Class B directors on DynTek's Board of Directors, who had been designated by DynCorp, resigned from DynTek's Board of Directors.



Item 7.       Financial Statements, Pro Forma Financial sand Exhibits.

              (c) Exhibits.

                10.1 Stock Purchase and Settlement Agreement , dated 20, between DynCorp and DynTek, Inc.

                10.2 Promissory Note made by DynTek, Inc. in favor or DynCorp, for $5,000,000 principal, dated August 20, 2002

                10.3 Warrant, dated August 20, 2002, made in favor of DynCorp for 7,500,000 shares of Class A Common Stock.

                10.4 General Release, dated August 20, 2002, of DynTek, Inc. by DynCorp.



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                10.5 General Release, dated August 20, 2002, of DynCorp by
DynTek, Inc.

                10.6 Amendment No. 14 and Waiver to Loan and Security Agreement, dated August 20, 2002, by and among DynTek Services, Inc., DynTek, Inc. and Foothill Capital Corporation.

                99.1 Press Release announcing Stock Purchase and Settlement Agreement closing, dated August 21, 2002.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 20, 2002              DYNTEK, INC.



                                      By      /S/ JAMES LINESCH
                                          --------------------------------------
                                          James Linesch, Chief Financial Officer